The Board of Directors
PHH Corporation:

We consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated May 17, 1996, except for the note on capital stock as to which the date is June 24, 1996 with respect to the consolidated financial statements and the related financial statement schedule included in the Annual Report on Form 10-K/A filed March 27, 1997 for the year ended April 30, 1996, and our report dated April 30, 1997 with respect to the consolidated financial statements and related financial statement schedule included in the Transition Report on Form 10-K for the eight-month period ended December 31, 1996, of PHH Corporation and subsidiaries. We also consent to the reference to our firm under the heading "Experts" in the Registration Statement.

Our report dated May 17, 1996, contains an explanatory paragraph that states that the company adopted the provisions of Statement of Financial Accounting Standards No. 122 "Accounting for Mortgage Servicing Right," in 1996.


                                       /s/ KPMG Peat Marwick, LLP
                                       ---------------------------------
                                       KPMG Peat Marwick, LLP

Baltimore, Maryland
January 29, 1998